- --------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         ALC COMMUNICATIONS CORPORATION
                (Name of registrant as specified in its charter)

                                 CONNIE R. GALE
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, schedule or registration statement no.:
        (3) Filing party:
        (4) Date filed:
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

                         ALC COMMUNICATIONS CORPORATION
                        30300 TELEGRAPH ROAD, SUITE 350
                         BINGHAM FARMS, MICHIGAN 48025

                           NOTICE AND PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 12, 1994

To our Shareholders:

     The 1994 Annual Meeting of Shareholders of ALC Communications Corporation (the "Company") will be held at the Southfield Marriott Hotel, 27033 Northwestern Highway, Southfield, Michigan, at 10:00 a.m., local time, on Thursday, May 12, 1994 for the following purposes:

     1. To elect six persons to the Board of Directors of the Company;

     2. To approve the Company's 1994 Non-Employee Director Stock Option Plan;
        and

     3. To transact such other business as may properly come before the Annual Meeting.

     A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages. The record date for shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof is as of the close of business on March 16, 1994.

     The enclosed proxy card will enable you to vote your shares on the matters to be considered at the Annual Meeting. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card, and then return it promptly in the self-addressed stamped envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors recommendations. The giving of the proxy will not affect your right to attend the Meeting, nor, if you choose to revoke the proxy, your right to vote in person.

     Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                        By Order of the Board of Directors

                                         /s/CONNIE R. GALE
                                        ---------------------
                                            Connie R. Gale
                                              Secretary
April 12, 1994

                         ALC COMMUNICATIONS CORPORATION
                              30300 TELEGRAPH ROAD
                         BINGHAM FARMS, MICHIGAN 48025

                          Proxy Statement for the 1994
                         Annual Meeting of Shareholders

                                  INTRODUCTION

     The 1994 Annual Meeting of Shareholders (the "Annual Meeting") of ALC Communications Corporation ("ALC" or the "Company") will be held at 10:00 a.m., local time, on Thursday, May 12, 1994, at the Southfield Marriott Hotel, 27033 Northwestern Highway, Southfield, Michigan. This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting and at any adjournment or adjournments thereof.

     This Proxy Statement has been prepared by ALC management ("Management") and provides information relevant to the Annual Meeting. Only the shareholders of record as of the close of business on March 16, 1994 (the "record date") are entitled to receive notice of and to vote at the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the materials accompanying it on April 12, 1994.

     Each shareholder of record is invited to use the proxy card which accompanies this Proxy Statement to vote the shares such shareholder owned of record on the record date with respect to each matter on which votes are to be taken at the Annual Meeting. To do so, each shareholder should promptly sign, date and return the enclosed proxy card. While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the Annual Meeting, Management has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting other than as set forth in the Notice. The enclosed proxy gives discretionary authority so that the person holding the proxy may vote it in accordance with his best judgment as to any such other business. A list of all shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten business days prior to the Annual Meeting at the Company's Shareholder Relations Office, 30300 Telegraph Road, Bingham Farms, Michigan. At the record date, approximately 33,108,152 shares of ALC Common Stock were outstanding. There are no other securities of the Company entitled to vote at the Annual Meeting. The terms "ALC Stock" or "Common Stock" as used in this Proxy Statement refer to the ALC Common Stock.

     The person giving the enclosed proxy has the power to revoke it at any time before it is exercised. However, such revocation must be made in writing and received by the Secretary or Assistant Secretary of the Company at its principal executive office at 30300 Telegraph Road, Suite 350, Bingham Farms, Michigan 48025 at or before the time and date of the Annual Meeting. A shareholder may also attend the Annual Meeting in person and vote in person, in which event any prior proxy given by such shareholder shall be automatically revoked. However, attendance at the Annual Meeting will not, of itself, revoke the proxy.

     The Company will pay the cost of the preparation and mailing of this Proxy Statement and all other costs of the proxy solicitation made by the Company's Board of Directors. The Company has retained Proxy Services Corporation to assist in the solicitation of proxies for a fee of $1,500 plus out-of-pocket expenses. Certain of the Company's employees may also solicit proxies but no additional remuneration will be paid to them by the Company for the solicitation of those proxies.

                                 VOTING RIGHTS

     The holders of ALC Stock are entitled to vote on the matters being considered.

VOTING FOR DIRECTORS

     The holders of the ALC Stock shall be entitled to elect seven members of the Board of Directors. The affirmative vote of a majority of all the votes entitled to be cast by the holders of ALC Stock (one vote per share) present in person or by proxy is required to elect such members of the Board of Directors.

VOTING ON MATTERS RELATING TO THE 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Shareholders are being asked to approve the ALC Communications Corporation 1994 Non-Employee Director Stock Option Plan. The affirmative vote of a majority of all the votes entitled to be cast by the holders of ALC Stock (one vote per share) present in person or by proxy shall be required to approve such Plan.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated six individuals for election to six of the seven positions on the Company's Board of Directors. Each director elected at the Annual Meeting will serve for a term ending at the next general election of directors (which is expected to occur at the next Annual Meeting anticipated to be held in May of 1995) unless such person's service is earlier terminated by such person's death, resignation or removal. As of the date of this Proxy Statement, all the named nominees are currently directors of ALC. At this time, there is no nominee identified by the Board for the seventh position.

     The following list identifies: (i) each person who has been nominated by the Company's Board of Directors for election to the Board at the Annual Meeting, and (ii) each candidate's principal occupation for the past five years.

     RICHARD D. IRWIN, age 58, has held the position of Chairman of the Board of Directors of ALC since August 1988. Mr. Irwin is the President of Grumman Hill Associates, Inc. ("Grumman Hill"), a merchant banking firm, having held that position since its formation in 1985. Prior to the formation of Grumman Hill, Mr. Irwin was a Managing Director of Dillon Read & Co. Inc. from 1983 through 1985. Mr. Irwin is also a member of the Board of Directors of Caire, Inc. and Pharm Chem Laboratories, Inc.

     JOHN M. ZRNO, age 55, has held the positions of President and Chief Executive Officer and director since August 1988. From December 1981 until joining ALC in mid-August 1988, Mr. Zrno held a number of executive positions with Cable & Wireless North America, Inc., a U.S. subsidiary of a British telecommunications company, the most recent of which was President and Chief Executive Officer.

     MARVIN C. MOSES, age 49, has held the positions of Executive Vice President, Chief Financial Officer and Assistant Secretary of ALC since October 1988 and director since September 1989. From February 1982 until joining ALC in October 1988, Mr. Moses held a number of executive positions with Cable & Wireless North America, Inc., the most recent of which was Chief Financial Officer and Senior Vice President.

     WILLIAM H. OBERLIN, age 49, has held the position of Chief Operating Officer since July 1990, the position of Executive Vice President since October 1988 and director since July 1993. From November 1983 through September 1988, Mr. Oberlin held a number of executive positions with Cable & Wireless North America, Inc., the most recent of which was Senior Vice President -- Sales and Marketing.

     RICHARD J. UHL, age 53, has held the position of director since September 3, 1991. Mr. Uhl is the President and a member of the Board of Directors since 1985 of Chicago Holdings, Inc. ("CHI"), a privately-owned company which manages several lease portfolios owned by it and its subsidiaries. Since November 1990 he has also been the Chief Executive Officer and a member of the Board of Directors of Hurrah Stores, Inc., a subsidiary of CHI. Mr. Uhl has also been President of Steiner Financial Corporation, another subsidiary of CHI, since December 1987. Mr. Uhl currently serves on the Board of Directors of Dealers Alliance Credit Corp. (as Chairman of the Board) since October 1993, and of First Merchants Acceptance Corporation since March 1991, which are both privately-owned companies in which CHI has a significant equity investment.

     MICHAEL E. FAHERTY, age 59, has held the position of director since June 23, 1992. Mr. Faherty primarily works (since 1977) as a business consultant and in the contract executive business, in connection with which he formerly served in a number of executive positions, including Chairman of the Board and President, with Shared Financial Systems, Inc., from January 1992 through January 1994. Mr. Faherty is also a member of the Board of Directors of BancTec, Inc., Biomagnetic Technology, Inc. and Davox Corporation.

     The Board of Directors held eight regularly scheduled and special meetings in the aggregate during the fiscal year from January 1, 1993 through December 31, 1993.

     Several important functions of the Board of Directors of ALC have been performed by committees comprised of members of the Board of Directors. The Amended and Restated Bylaws of ALC (the "Bylaws") prescribe the functions and the standards for membership on the Audit Committee. Subject to those standards, the Board of Directors acting as a body appoints the members of the Audit Committee at the meeting of the Board of Directors coincident with the annual meeting of shareholders. However, the Board of Directors has the power at any time to change the authority or responsibility delegated to the committee or the members serving on the committee. Under the Bylaws, the Audit Committee performs the following functions: (i) recommends to the Board of Directors annually a firm of independent public accountants to act as auditors of the Company; (ii) reviews with the auditors the scope of the annual audit; (iii) reviews accounting and reporting principles, policies and practices; (iv) reviews with the auditors the results of their audit and the adequacy of accounting, financial and operating controls; and (v) performs such other duties as are delegated to it by the Board of Directors. The members of the Audit Committee during the 1993 fiscal year were Richard D. Irwin, Richard J. Uhl and Michael E. Faherty. During 1993, the Audit Committee met four times.

     The Board, pursuant to the Bylaws, also established a Compensation Committee. The Compensation Committee has the authority to: (i) establish the compensation (including salaries and bonuses) of the officers; (ii) establish incentive compensation plans for the officers; (iii) administer the stock option plans and grants of options under those plans; and (iv) perform such other duties as are from time to time delegated to the Compensation Committee by the Board of Directors. The members of the Compensation Committee during fiscal 1993 were Richard D. Irwin, Richard J. Uhl and Michael E. Faherty. During 1993, the Compensation Committee met five times.

     The Board of Directors does not have a standing committee responsible for nominating individuals to become directors.

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the American Stock Exchange. In addition, officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors, and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 1993 except that the Company has been informed as follows:

     Saulene M. Richer, a former director elected by holders of the Company's Class A Preferred Stock (redeemed in 1993) and also a ten percent shareholder of Class A Preferred Stock (the "Class A Preferred"), failed to timely file one required report relating to one transaction in ALC Stock.

     A series of five related transactions, although reported on a timely basis by NationsBank of Texas, N.A., was not reported on a timely basis by NationsBank Corporation (the parent corporation of NationsBank of Texas, N.A.) due to its late filing of a required report (which transactions were otherwise properly disclosed in the Company's reports filed under the Exchange Act).

     The Trustees of General Electric Pension Trust ("General Electric") failed to timely file three required reports relating to seventeen transactions in ALC Stock. General Electric subsequently filed three late Forms 4 regarding such transactions.

                    PROPOSED ALC COMMUNICATIONS CORPORATION
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company has adopted, effective February 10, 1994, subject to ratification by shareholders, a new Non-Employee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to enhance the Company's ability to attract and retain the services of experienced and knowledgeable independent directors who are not officers or employees of the Company ("Non-Employee Directors") and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its shareholders.

     The full text of the Plan is set forth as an exhibit to this proxy statement. The following is a summary of the material features of the Plan, and is qualified in its entirety by reference to the Plan as set forth in Appendix A.

     The operation of the Plan is automatic, and awards are granted pursuant to a formula set forth in the Plan. Beginning with the Annual Meeting of Shareholders to be held on May 12, 1994 (subject to ratification by shareholders at that meeting), on the date of each Annual Meeting, each Non-Employee Director who has served as a director for at least one year and was elected to continue as a director at that meeting will be granted an option to purchase 5,000 shares of Common Stock of the Company. The options awarded under the Plan will be in addition to, and not in lieu of, the Non-Employee Director's annual retainer fee, meeting fees, or other compensation payable as a result of his or her service on the Company's Board of Directors.

     The purchase price of each share of Common Stock which may be purchased upon exercise of options granted under the Plan will be the fair market value on the date of grant. No option may be exercised prior to one year from the date of grant. Each option will become exercisable with respect to 1,250 shares one year from the date of grant, and with respect to an additional 1,250 shares on the second, third and fourth anniversaries of the grant. Each option shall terminate after ten years from the date of grant or, if earlier, three months after the optionee ceases to be a director, except in the case of death. If a Non-Employee Director dies while a director, the right to exercise all unexercised options would be accelerated and could be exercised by the director's beneficiary within one year of the director's death. If a Non-Employee Director dies within the three month period after he or she ceases to be a director, the Non-Employee Director's beneficiary may exercise his or her options, to the extent exercisable on the date of death, within one year after the Non-Employee Director's death.

     The options granted to Non-Employee Directors under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order which satisfies the requirements of Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). All rights to receive options under the Plan will terminate immediately in the event a Non-Employee Director ceases to serve as a director.

     The total number of shares of Common Stock which may be granted under the Plan may not exceed 100,000 shares, subject to adjustments for stock dividends, split-ups, consolidation or similar capital adjustments, and may be authorized and unissued shares or issued shares which have been reacquired by the Company.

     The Plan will remain in effect until remaining shares available are insufficient to grant the options provided hereunder, or until earlier terminated by action of the Board of Directors. The Board of Directors may amend the Plan at any time, except that the provisions of the Plan regarding the amount, price or timing of the awards to Non-Employee Directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA or the rules issued thereunder. In addition, the Board may not make any amendment for which shareholder approval is required for compliance with Rule 16b-3 under the Securities and Exchange Act of 1934 or other applicable law, unless such compliance, if discretionary, is no longer desired. Rule 16b-3 currently requires shareholder approval of amendments which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The options granted under the Plan will be nonqualified options (options which are not Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) and the grant of such an option will have no income tax consequences for either the Company or the participant (unless the option is freely transferable and has a readily ascertainable market value). Upon the exercise of an option by a participant, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the Common Stock purchased over the purchase price. Such ordinary income is not subject to withholding of tax by the Company. The subsequent sale or exchange of the Common Stock acquired pursuant to the exercise of an option would generally give rise to capital gain or loss.

NEW PLAN BENEFITS

     The table below sets forth the dollar value and number of shares which would have been awarded to Non-Employee Directors in 1993 if the Plan had been in effect:

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                      DOLLAR       NUMBER
                                                                     VALUE($)     OF SHARES
                                                                    ----------    ---------
        Non-Executive Director Group.............................      N/A          5,000

     The closing price of a share of the Company's Common Stock on March 16, 1994 was $35.13.

     Currently, three Non-Employee Directors, Messrs. Irwin, Uhl and Faherty, would be eligible to participate in the Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

OFFICER AND DIRECTOR COMPENSATION

     Director Compensation

     For 1992 and 1993, and to be continued for 1994, Richard J. Uhl and Michael
E. Faherty received or will receive remuneration of up to $20,000 per year for their services as Board members. Of that fee, $8,000 is dependent upon per meeting attendance at the four regularly scheduled Board meetings. Richard D. Irwin waived his right to fees throughout his term of service on the Board. On September 3, 1991, ALC granted Richard J. Uhl an option to purchase 40,000 shares of Common Stock at $4.25 per share, the market price at date of grant. Mr. Uhl is entitled to exercise the option in full; it expires on the earlier of 60 days subsequent to Mr. Uhl's death, resignation or removal as a director and September 3, 1998. On June 23, 1992, ALC granted Michael E. Faherty an option to purchase 40,000 shares of Common Stock at $4.63 per share, the market price at date of grant. Mr. Faherty is entitled to exercise the option in full; it expires on the earlier of 60 days subsequent to Mr. Faherty's death, resignation or removal as a director and June 23, 1998. It is anticipated that the Common Stock issuable upon the exercise of the options held by Messrs. Uhl and Faherty will be registered under the Securities Act of 1933 (the "Securities Act"). In addition, Grumman Hill, of which Richard D. Irwin is President, entered into an Advisory Agreement with Stock Option dated September 7, 1988 (the "Advisory Agreement") with the Company. Pursuant to the terms of the Advisory Agreement, Grumman Hill performs certain advisory services with respect to the management, operation and business development activities of the Company. In exchange for such services, Grumman Hill was initially granted a stock option to purchase at a price of $11.25 per share 153,163 shares of Common Stock and receives an annual fee of $100,000. In conjunction with the 1990 phase of the Refinancing, the option was regranted at an exercise price of $3.50 per share. The option was subsequently assigned to Grumman Hill Investments, L.P. ("Grumman Hill, L.P.") (of which Mr. Irwin is the General Partner). Grumman Hill, L.P. is entitled to exercise the option in full. It is anticipated that the Common Stock issuable upon the exercise of the option will be registered under the Securities Act. The option will expire on September 7, 1998.

     Executive Compensation

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation paid to the Chief Executive Officer and the four most highly compensated executive officers at the end of calendar year 1993 for each of the past three fiscal years during which the named executive acted as an executive officer.

                                              ANNUAL COMPENSATION                        LONG-TERM
                                  --------------------------------------------          COMPENSATION
                                                                     OTHER        ------------------------
                                                                     ANNUAL       OPTIONS/     ALL OTHER
                                                                  COMPENSATION      SARS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)       ($)(1)        (#)(2)        ($)(3)
- -------------------------------   ----    --------    --------    ------------    --------    ------------
John M. Zrno...................   1993    $319,041    $273,000     $ 2,650(4)      300,000        $600
  President, Chief Executive      1992     307,755     175,000                     284,983         500
  Officer, Director               1991     292,025     105,000
Marvin C. Moses................   1993    $245,417    $210,000                     240,000        $600
  Executive Vice President,       1992     234,998     135,000                     217,398         500
  Chief Financial Officer,        1991     223,256      81,000
  Assistant Secretary, Director
William H. Oberlin.............   1993    $245,417    $210,000                     240,000        $600
  Executive Vice President,       1992     234,893     135,000                     217,398         500
  Chief Operating Officer,        1991     223,172      81,000
  Director
Gregory M. Jones...............   1993    $142,706    $ 37,948         860(4)       60,000        $600
  Senior Vice President           1992     135,090      49,708     $                55,092         500
                                  1991     128,260      25,425
Connie R. Gale.................   1993    $138,000    $ 46,309                      51,000        $600
  Vice President, General         1992     130,250      48,280                      47,385         500
  Counsel and Secretary           1991     122,000      28,750                      10,000

- -------------------------

(1) Total perquisites for each officer were less than either $50,000 or 10% of total salary and bonus.

(2) Options granted in 1992 include options granted in 1990 and amended in 1992 (the exercise price was not changed).

(3) Consists of Company contributions to defined contribution plan during 1993 and 1992 in the amounts of $600 and $500, respectively, for each officer.

(4) Represents gross up for income taxes relating to a perquisite.

STOCK OPTION GRANTS DURING LAST FISCAL YEAR

     The following table sets forth information about stock option awards granted to the Chief Executive Officer and the four most highly compensated executive officers during 1993.

                                INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
- ---------------------------------------------------------------------------------        VALUE AT ASSUMED
                         NUMBER OF         % OF TOTAL                                  ANNUAL RATES OF STOCK
                         SECURITIES       OPTIONS/SAR'S                                 PRICE APPRECIATION
                         UNDERLYING        GRANTED TO      EXERCISE                      FOR OPTION TERM*
                       OPTIONS/SAR'S      EMPLOYEES IN      PRICE      EXPIRATION    -------------------------
        NAME          GRANTED(#)(1)(2)     FISCAL YEAR      ($/SH)      DATE(3)        5%($)         10%($)
- --------------------  ----------------    -------------    --------    ----------    ----------    -----------
John M. Zrno........       300,000            18.40%        $25.06     11/22/2003    $4,728,030    $11,981,756
Marvin C. Moses.....       240,000            14.72%        $25.06     11/22/2003    $3,782,424    $ 9,585,405
William H.                 240,000            14.72%        $25.06     11/22/2003
  Oberlin...........                                                                 $3,782,424    $ 9,585,405
Gregory M. Jones....        60,000             3.68%        $25.06     11/22/2003    $  945,606    $ 2,396,351
Connie R. Gale......        51,000             3.13%        $25.06     11/22/2003    $  803,765    $ 2,036,898

- -------------------------
 * These amounts represent assumed rates of appreciation which may not necessarily be achieved. The actual gains, if any, are dependent on the market value of the Company's Common Stock at a future date as well as the option holder's continued employment throughout the vesting period. Appreciation reported is net of exercise price.

(1) All options were granted at market value on date of grant. The 1990 Stock Option Plan allows the exercise price and tax withholding obligations to be paid by delivery of already owned shares or with shares purchased pursuant to the exercise, subject to certain conditions. Vesting may be accelerated in the event of certain situations resulting in a change of ownership of the Company. The Compensation Committee, as administrator of the Company's stock option plans, has discretion to modify the terms of outstanding options, subject to certain limitations set forth in the plans.

(2) One third of each grant will vest one third November 22, 1994, November 22, 1995 and November 22, 1996. The second third shall vest one third November 22, 1995, November 22, 1996 and November 22, 1997. The final third shall vest one third November 22, 1996, November 22, 1997 and November 22, 1998.

(3) Unless earlier terminated due to such events as termination of employment or death.

Note: No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

                                                                                NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                                                               OPTIONS AT       OPTIONS AT
                                                                                FY END(#)      FY END($)(1)
                                                   SHARES                     -------------    -------------
                                                  ACQUIRED        VALUE       EXERCISABLE/     EXERCISABLE/
                     NAME                        ON EXERCISE     REALIZED     UNEXERCISABLE    UNEXERCISABLE
- ----------------------------------------------   -----------    ----------    -------------    -------------
John M. Zrno..................................     155,000      $2,705,863       445,344        $ 11,286,522
                                                                                 484,655           5,681,455
Marvin C. Moses...............................     103,000       2,085,213       383,062           9,719,382
                                                                                 381,938           4,418,924
William H. Oberlin............................      63,400       1,081,000       422,662          10,729,182
                                                                                 381,938           4,418,924
Gregory M. Jones..............................      77,326       1,220,063             0                   0
                                                                                  93,766           1,041,577
Connie R. Gale................................           0               0        61,543           1,542,396
                                                                                  81,842             933,563

- -------------------------

(1) Values are calculated by determining the difference between the fair market value of the Common Stock at December 31, 1993 and the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OR CHANGE IN CONTROL ARRANGEMENTS

     In late 1988, ALC entered into employment agreements with John M. Zrno, Marvin C. Moses and William H. Oberlin. These arrangements had initial four year terms and were amended in 1991 to extend for an additional two years. In January 1994, ALC and its wholly owned subsidiary, Allnet Communication Services, Inc. ("Allnet"), jointly entered into amended and restated employment agreements with John M. Zrno, Marvin C. Moses and William H. Oberlin. These agreements provide for a base salary of $319,041, $245,417 and $245,417, respectively, for Messrs. Zrno, Moses and Oberlin for service provided in 1993 through 1994, beginning and ending with the month of each officer's respective anniversary of hire.

     Each of these agreements has an initial three year term and contains a provision that, in the event the officer's employment is terminated for any reason except death, disability, voluntary resignation or cause, such officer will continue to receive his current salary from twelve to twenty-four months. Should the officer be terminated without cause, the stock options granted in the agreement would fully vest and remain exercisable for the succeeding twelve months.

     According to the employment agreements with Messrs. Zrno, Moses and Oberlin, each officer may receive incentive compensation as determined by the Board of Directors, based on the Board's determination of the officer's individual achievements.

     Officers below the level of Executive Vice President entered into severance agreements wherein the Company agreed to provide salary continuation and certain employee benefits for a period of twelve months (formerly, from six-to-twelve months) should an officer be terminated from employment prior to December 31, 1995. These agreements, originally effective February 1990, were renewed in February 1991, August 1992, July 1993 and January 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1993 were Richard
D. Irwin, Richard J. Uhl and Michael E. Faherty. Richard D. Irwin, Chairman of the Board of Directors since August 1988 and a member of the Compensation Committee, is a former officer of the Company because, prior to March 1991, the position of Chairman of the Board was an officer position under the Company's Bylaws.

     Grumman Hill, of which Richard D. Irwin is President, entered into the Advisory Agreement with the Company in 1988. Pursuant to the terms of the Advisory Agreement, Grumman Hill performs certain advisory services with respect to the management, operation and business development activities of the Company. In exchange for such services, Grumman Hill was initially granted a stock option to purchase 153,163 shares of Common Stock at a price of $11.25 per share and receives an annual fee of $100,000. In conjunction with the 1990 phase of the Refinancing, the option was regranted at an exercise price of $3.50 per share. The option was subsequently assigned to Grumman Hill, L.P. (of which Mr. Irwin is the General Partner). Grumman Hill, L.P. is entitled to exercise the option in full. It is anticipated that the Common Stock issuable upon the exercise of the option will be registered under the Securities Act. The option will expire on September 7, 1998.

     Prior to the 1992 Note Exchange Offer (as defined in "Certain Relationships and Related Transactions -- Banks Stock Ownership in the Company"), Grumman Hill, L.P., the Grumman Hill Associates Pension Plan, Mr. Irwin and Mr. Irwin's Individual Retirement Account held approximately $2.5 million, $75,000, $339,000 and $188,000, respectively, in principal amount of 11 7/8% Senior Subordinated Debentures of ALC due December 31, 1995 (the "Replacement Debentures") (exclusive of PIK Debentures issued or issuable in respect of certain interest payments on the Replacement Debentures). As a consequence of the Note Exchange Offer, prior to January 28, 1993 Mr. Irwin and Grumman Hill, L.P. and affiliates owned $4.1 million in principal amount of 1992 Notes and owned 194,393 1992 Warrants (capitalized terms as defined in "Certain Relationships and Related Transactions -- Banks Stock Ownership in the Company"). Mr. Irwin subsequently purchased 40,000 shares of Common Stock in the 1992 Equity Offering, which, together with other options and warrants, give these entities the right to purchase in the aggregate up to 815,646 shares of Common Stock. Grumman Hill, L.P. subsequently sold $3.3 million in principal amount of 1992 Notes. In

June 1993, the 1992 Notes, including the remaining $800,000 in principal amount held by Mr. Irwin and affiliates, were paid in full.

     As of January 1994, Mr. Irwin, Mr. Faherty (as general partner of a family-owned partnership), Mr. Uhl, Mr. Zrno and Mr. Moses own $533,000, $600,000, $200,000, $100,000 and $100,000, respectively, in principal amount of
1993 Notes which they acquired either in the Company's May 1993 offering of $85.0 million principal amount 9% Senior Subordinated Notes (the "1993 Note Offering") or in open-market transactions.

                            TOTAL SHAREHOLDER RETURN

FIVE-YEAR PERFORMANCE COMPARISON

     The graph below provides an indicator of cumulative shareholder returns for the Company as compared with the S&P 500 Index and with the S&P Telecomm Long Distance Index.

                                                                    S&P Telecomm
      Measurement Period                ALC Com-                      Long Dis-
    (Fiscal Year Covered)             munications       S&P 500         tance
1988                                    100.00          100.00          100.00
1989                                     76.64          131.69          168.05
1990                                     12.27          127.60          107.82
1991                                     48.00          166.47          144.12
1992                                    149.33          179.15          190.45
1993                                    309.33          197.21          215.29

- -------------------------
Assumes $100.00 invested in January 1, 1988 in Common Stock, S&P 500 Index, and the S&P Telecomm Long Distance Index.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERALL POLICY:

     The philosophy of the Company's compensation program is to offer internally and externally competitive compensation opportunities for all employees based on the individual's contribution and personal performance consistent with corporate needs and objectives.

     The compensation of the Company's three top executives (Messrs. Zrno, Moses and Oberlin) is reviewed and approved annually by the Compensation Committee, which is comprised entirely of non-employee Directors. The compensation policies with respect to the Company's officer group as a whole (including Mr. Jones and Ms. Gale) are also similarly reviewed. The Compensation Committee solicits the input of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer as well as outside sources such as consultants and publications in making its determinations.

     There are three elements in the Company's executive compensation program:
(1) base salary compensation, (2) annual incentive compensation, and (3) stock option compensation. The Company strives to provide total compensation opportunities which are reflective of the Company's relative performance and competitive in the subjective viewpoint of the Committee with those offered within our industry (although not those companies listed on the S&P Telecomm Long Distance Index) as well as other similarly situated growth companies. In this connection the Committee reviews various survey data and in 1993 retained a consulting firm to assist the Committee in its duties. However, compensation is not based primarily on the comparison with other companies nor on any specific consultant's recommendations.

BASE SALARY COMPENSATION:

     Base salary compensation is determined by a subjective assessment, which gives relatively equal weight to the various factors, of the potential impact the individual has on the Company, the skills and experiences required by the job, and the quality of the performance and potential of the individual in the job.

     With respect to the base salary previously granted to Mr. John M. Zrno, President and Chief Executive Officer, the Compensation Committee took into account the above-stated factors. In addition, in 1988 Mr. Zrno entered into an employment agreement with the Company which provides for a minimum annual 5% increase over the rate paid the immediately preceding year. Mr. Zrno has waived this provision for 1993 and did not receive a salary increase.

     In addition, the Compensation Committee has approved a policy providing for an allowance of a limited amount of additional compensation for the officers to cover, at the discretion of the officer, leased automobiles, various organization memberships and financial or tax counseling. The maximum allowance is $13,333 per year for the President and Chief Executive Officer and $10,000 per year for each of the Executive Vice Presidents. All remaining officers have a cap of $6,000 per year.

ANNUAL INCENTIVE COMPENSATION:

     Annual incentive compensation is based upon percentages of base salaries and individual performance levels. Bonuses are payable only if the individual is employed at the time bonuses are paid. Annual incentive opportunities for Vice Presidents are targeted at 25% of base salary with variances due to individual and Company performance, including Company attainment of certain quality goals relating to customer satisfaction. The Company believes that employee attention to customer service and quality will yield in turn a positive impact with respect to shareholder interests. Two-thirds of the award is based on individual performance and one-third of the individual's award is based upon Company performances measured by the monthly Customer Satisfaction Survey conducted by the Company. The survey reviews telephone quality, customer service, sales support, and administrative support. With respect to the Company's officers at the level of Executive Vice President and above, at present the three individuals at this level (Messrs. Zrno, Moses and Oberlin) are under employment agreements which specify that incentive compensation is to be based upon achievement of performance goals established each year with the Compensation Committee. However, by mutual agreement, annual performance goals have not been determined. Instead, in late 1988 when these Officers were recruited by the Company, they were asked to develop a multi-year plan to (1) reposition the Company in the small-and mid-sized business sector of the long distance market, (2) renegotiate arrangements with various financial interests including network and equipment vendors and institutional and public debt holders, and (3) revitalize employee interest and effort in helping create a successful and motivated Company workplace. During the period 1989-1992 the Committee concluded that specific annual financial performance goals by themselves would be difficult to establish and perhaps counterproductive to the long-term objectives agreed upon by the Board and the new executive officer team. For each of these years the Committee relied on its subjective sense of progress towards achievement of the multi-year plan rather than on specific financial performance goals. Similarly, instead of specific performance goals for 1993, the Committee referred to the annual financial plan in determining senior management's progress towards achievement of the Company's strategic objectives as noted in further detail below.

     For fiscal year 1993, Mr. Zrno was awarded a bonus of $273,000. The Company had completed the last phases of its refinancing in 1992. During 1993, the Company focused its attention on profitably growing its customer base, increasing its revenue and lowering its cost of financing. These strategic goals were accomplished. The Company acquired a residential customer base through the acquisition of Call Home America. Revenue increased by slightly over 16% from 1992 year end. The Company issued 9% Senior Subordinated Notes, the proceeds of which were used to redeem 11 7/8% Subordinated Notes. The Company also replaced its revolving credit facility with a larger facility at a reduced rate of interest. Senior management met and exceeded the Company's annual financial plan for 1993 with revenue approximately 7% over plan, operating income approximately 38% over plan and cash flow approximately 98% over plan.

STOCK OPTION COMPENSATION:

     Other incentive compensation consists of stock options granted pursuant to the Company's stock option plans. Stock options are designed to align the interests of key employees with those of the shareholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and in prior years, grants have vested over four years. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of such compensation package cannot be realized unless stock price appreciation occurs over a number of years. This form of long-term incentive compensation is offered to senior management personnel including officers. The actual awards are based on individual performance.

     With respect to Messrs. Zrno, Moses and Oberlin, the 1988 through 1992 stock option awards were part of the recruitment package and commitments to such officers for the achievement of the multi-year plan described above. Options granted after 1988 addressed, although only partially, the dilution to the options originally granted to such officers. Further, certain options granted in 1990, which were contingent on the former majority shareholder selling its holdings at differing prices ("strike prices"), were amended to eliminate such contingency. The majority shareholder assigned its shares to its Banks so the contingency allowing the options to be exercised was not and could not be triggered. The strike prices for these options had been established to provide an incentive for the officers to increase the value of the financially troubled Company during the period of the refinancing. The Company's performance and the increase in value of the Company stock following the refinancing exceeded expectations and substantially exceeded the strike prices of the options. In order to reward Management, including these three officers, for their efforts, in 1992 the options were amended to remove the contingency and the expiration date was extended to be consistent with the other outstanding options. The exercise price was not changed.

     As indicated, the Committee felt that the previously granted options to the officers, and in particular to senior management, has had a major, positive impact on the financial turnaround of the Company in the past several years. Stock options proved to be the most valuable incentive offered to senior management and the Committee determined to continue to aggressively use similar stock options to maintain Management's focus on increasing shareholder value.

     In 1993 Mr. Zrno was granted 300,000 non-qualified stock options at an exercise price of $25.06 per share. These "front loaded" options (i.e. the total number which would be estimated to be otherwise granted over a three-year period) vest as follows: one third of the grant shall vest over a three-year period commencing November 1994; the second third shall vest over a three year period commencing November 1995; and the final third shall vest over a three-year period commencing November 1996. The Stock Option Plans provide for accelerated vesting in the event of a change of control or a merger. As part of the overall objective of senior management in achieving increased shareholder value, senior management shall continue its efforts to position the Company to benefit from the expected consolidation of the multi-media communications industry.

     Because the option grants were made by the Committee, and because the exercise price for the stock is equal to the fair market value of the stock at the date of the grant, the Committee concluded that the limitation of I.R.C. 62(m), which generally limits the Company's deduction for compensation to $1,000,000 in the case of certain employees unless the compensation is performance based, would not be applicable to the grants.

     The foregoing report was submitted by the Compensation Committee of the Company's Board of Directors.

                                          Richard D. Irwin,
                                            Chairperson

                                          Richard J. Uhl

                                          Michael E. Faherty
February 10, 1994

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of the stock of ALC as of February 21, 1994 by each person known by ALC to be the beneficial owner of more than 5.0% of any class of stock, each director of ALC and all executive officers and directors of ALC as a group. The figures presented are based upon information available to ALC.

                                                                                                   APPROXIMATE
                                                                                 NUMBER OF          PERCENTAGE
                                                                                 SHARES OF              OF
                                                                                COMMON STOCK       VOTING POWER
                              NAME AND ADDRESS OF                                  (% OF              OF ALL
                               BENEFICIAL OWNER                                   CLASS)*             STOCK*
- ------------------------------------------------------------------------------- ------------       ------------
FMR Corp.(1)...................................................................   2,442,830(2)          7.4%
82 Devonshire Street                                                                   (7.4%)
Boston, MA 02109

Montgomery Asset Management(3).................................................   1,736,634             5.2%
600 Montgomery St.                                                                     (5.2%)
San Francisco, CA 94111

Trustees of General Electric Pension Trust.....................................   1,714,845(4)          5.0%
c/o G.E. Investments Corp.                                                             (5.0%)
3003 Summer Street
Stamford, CT 06904

Richard D. Irwin...............................................................     815,646(5)          2.4%
15 Ketchum Street                                                                      (2.4%)
Westport, CT 06880

Grumman Hill Investments, L.P. ................................................     639,155(6)          1.9%
15 Ketchum Street                                                                      (1.9%)
Westport, CT 06880

Grumman Hill Associates, Inc. .................................................     103,490(**)(7)       **
15 Ketchum Street
Westport, CT 06880

John M. Zrno...................................................................     395,908(8)          1.2%
Suite 350                                                                              (1.2%)
30300 Telegraph Road
Bingham Farms, MI 48025

Marvin C. Moses................................................................     395,066(9)          1.2%
Suite 350                                                                              (1.2%)
30300 Telegraph Road
Bingham Farms, MI 48025

Richard J. Uhl.................................................................      40,200(**)(10)      **
One Thousand RIDC Plaza
Pittsburgh, PA 15238

Michael E. Faherty.............................................................      40,000(**)(11)      **
15301 Dallas Parkway, Suite 600
Dallas, TX 75248

William H. Oberlin.............................................................     420,706(12)         1.3%
Suite 350                                                                              (1.3%)
30300 Telegraph Road
Bingham Farms, MI 48025

Gregory M. Jones...............................................................         942(**)          **
Suite 350
30300 Telegraph Road
Bingham Farms, MI 48025

Connie R. Gale.................................................................      65,148(**)(13)      **
Suite 350
30300 Telegraph Road
Bingham Farms, MI 48025

All current executive officers and directors as group (17 persons).............   2,350,042(14)         6.6%
                                                                                       (6.6%)

- -------------------------
   * Percentage calculation based on 33,101,601 shares of Common Stock, issued and outstanding on February 21, 1994, plus shares of Common Stock which may be acquired pursuant to warrants and options exercisable within sixty days by such individual or group listed.
  ** Less than one percent.
 (1) Based on information set forth in a Schedule 13G, dated February 14, 1994, filed with the Securities and Exchange Commission.

 (2) Includes all shares held by Fidelity Management & Research Company (acting as investment adviser) and by Fidelity Management Trust Company (acting as investment manager), which are wholly-owned subsidiaries of FMR Corp. These shares are deemed to be beneficially owned by Edward Johnson 3d; Mr. Johnson is the Chairman of the Board and a member of a controlling group with respect to FMR Corp.
 (3) Based on information set forth in a Schedule 13G, dated February 2, 1994, filed with the Securities and Exchange Commission.
 (4) Includes 1,494,845 shares of ALC Stock which may be acquired pursuant to the exercise of outstanding warrants.
 (5) Includes 153,163 shares of ALC Stock which may be acquired pursuant to the exercise of outstanding stock options held by Grumman Hill, L.P. and 622,483 shares of ALC Stock which may be acquired pursuant to the exercise of outstanding warrants held individually and by Grumman Hill and Grumman Hill, L.P. These Grumman Hill and Grumman Hill, L.P. shares are deemed to be beneficially owned by Mr. Irwin, as President and Director of Grumman Hill and as General Partner of Grumman Hill, L.P.
 (6) Includes 485,992 shares of ALC Stock which may be acquired pursuant to the exercise of outstanding warrants and 153,163 shares of ALC Stock which may be acquired pursuant to the exercise of outstanding stock options.
 (7) These shares of ALC Stock may be acquired pursuant to the exercise of outstanding warrants.
 (8) Includes 395,108 shares of ALC Stock which Mr. Zrno has the right to acquire pursuant to the exercise of outstanding stock options, and 800 shares of ALC Stock which Mr. Zrno's wife and mother-in-law own jointly (Mr. Zrno disclaims beneficial interest as to these shares).
 (9) Includes 386,060 shares of ALC Stock which Mr. Moses has the right to acquire pursuant to the exercise of outstanding stock options, 3,000 shares of ALC Stock which Mr. Moses owns as custodian for his children under UGMA and 1,000 shares of ALC Stock which Mr. Moses' daughter owns (Mr. Moses disclaims beneficial interest as to the latter 1,000 shares).
(10) Includes 40,000 shares of ALC Stock which Mr. Uhl has the right to acquire pursuant to the exercise of outstanding stock options.
(11) Shares of ALC Stock which Mr. Faherty has the right to acquire pursuant to the exercise of outstanding stock options.
(12) Includes 420,666 shares of ALC Stock which Mr. Oberlin has the right to acquire pursuant to the exercise of outstanding stock options.
(13) Includes 61,542 shares of ALC Stock which Ms. Gale has the right to acquire pursuant to the exercise of outstanding stock options.
(14) Includes 1,663,483 shares of ALC Stock which executive officers and directors of ALC have the right to acquire pursuant to the exercise of outstanding stock options and 622,483 shares of ALC Stock which Mr. Irwin has the right to acquire or is deemed to have the right to acquire pursuant to the exercise of outstanding stock warrants held individually and by Grumman Hill and Grumman Hill, L.P.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BANKS STOCK OWNERSHIP IN THE COMPANY

     In August 1992, the Company's then majority shareholder, Communications Transmission, Inc. ("CTI") conveyed the Common Stock, Class B Preferred Stock (the "Class B Preferred") and Class C Preferred Stock (the "Class C Preferred") it owned to a group of five banks (the "Banks") pro-rata in exchange for the release of certain portions of CTI's obligations to each of the Banks. The Banks, in the aggregate, acquired all of the Class B Preferred and Class C Preferred, as well as 14,324,000 shares of Common Stock.

     Pursuant to a Registration Rights Agreement dated June 4, 1990, the Banks, The Prudential Insurance Company of America ("Prudential"), General Electric and Grumman Hill and Grumman Hill, L.P. (and their transferees of securities covered by such agreement) (the "Registration Rights Agreement") each had the right to require ALC to register the 1990 Warrants issued in connection with the 1990 phase of the Refinancing (the "1990 Warrants"), shares of Common Stock issuable upon exercise of such 1990 Warrants, shares of Common Stock issuable upon conversion of the Class B Preferred and Class C Preferred, and the shares of Common Stock previously held by the Banks, in each case held by such party, to permit a public sale of such shares under the Securities Act and applicable state securities laws. The parties could demand, in the aggregate, six such registrations, and may join in an unlimited number of ALC initiated registrations. Pursuant to the Registration Rights Agreement and an Assignment of Rights Agreement dated August 6, 1992 among the Banks and ALC (the "Assignment of Rights"), ALC registered and otherwise accommodated the 1992 Equity Offering and the 1993 Equity Offering through a "shelf registration." Also in the Assignment of Rights, ALC gave the Banks the right to participate on a preemptive basis in certain future private issuances of Common Stock by ALC.

     In October 1992, the Company completed the 1992 Equity Offering for 9,863,600 shares of Common Stock, a portion of which resulted from the exchange of the Class A Preferred held by individual shareholders and the remainder of which was due to Common Stock held by other entities, including the Banks. The Banks sold, in the aggregate, 3,000,000 shares of Common Stock in the 1992 Equity Offering. In the 1993 Equity Offering (which term includes all secondary public offerings pursuant to the shelf registration in 1993), the Banks sold 8,386,216 shares of Common Stock, of which 3,796,000 were received upon conversion of all outstanding shares of Class B Preferred and Class C Preferred. After the 1993 Equity Offering, the Banks held an aggregate of 4,321,784 shares of Common Stock, representing 15.0% of the then total voting power of ALC capital stock (10.9% assuming the exercise of certain warrants and options).

     Also pursuant to the shelf registration, in September 1993, the Company completed a stock offering whereby General Electric, Prudential and a major lessor sold an aggregate of 7,763,391 shares of Common Stock to the public. As a result of the 1993 Equity Offering and subsequent transfers pursuant to an escrow agreement, Prudential no longer holds a significant number of shares of Common Stock.

     Prudential agreed with a group of equipment lessors of Communications Transmission Group, Inc. ("CTGI") to allow them to share in up to half of the shares of ALC capital stock acquired by Prudential pursuant to a Residual Option or received from the Banks, in each case under certain circumstances. Further, in August 1992 the Banks agreed under certain circumstances to transfer to Prudential 10% of the shares subject to the Residual Option upon disposition of any shares of ALC capital stock owned by them. In addition, each Bank agreed that after each Bank had received its pro rata portion of an amount calculated by the formula used to determine the aggregate exercise price for the Residual Option, plus interest thereon at 10% per annum from August 6, 1992 to the date of determination, each Bank would pay Prudential any additional proceeds received by it from the disposition of any shares of the ALC capital stock owned by it as a result of the August 1992 transactions and to deliver to Prudential any remaining shares of such ALC capital stock. In accordance with an agreement entered into in August 1992, the Banks paid Prudential 10% of their net proceeds from the 1992 Equity Offering, and transferred 1,412,000 shares of Common Stock to Prudential as a consequence of the 1993 Equity Offering. Subsequently, by March 1994, all of the Banks disposed of a sufficient number of shares to result in such Banks receiving their respective pro rata portions of the amount of debt of CTI released by the Banks on August 18, 1992 (plus interest), and such Banks transferred all of their remaining shares of Common Stock to or as directed by Prudential.

     In October 1993, Electra Communications Holding Corporation ("ECHC") acquired rights from certain of CTGI's equipment lessors, including the right to share in 30.77% of the shares of ALC Stock subsequently acquired by Prudential from the Banks. ECHC further agreed to pledge any such shares it might receive to Sanwa as pledge agent for Nissho Iwai American Corporation ("NIAC"), one of CTGI's other equipment lessors. Prudential retained 282,035 shares of the 407,388 shares of ALC Stock it received from the Banks in March 1994 and transferred the remaining 125,353 shares to ECHC, subject to ECHC's pledge to NIAC.

     Pursuant to a certain escrow agreement (the "Escrow Agreement") among Prudential, Nissho Iwai American Corporation, as administrative lessor for certain of CTGI's equipment lessors, and Sanwa Bank & Trust Company of New York ("Sanwa"), as Escrow Agent, on August 27, 1993, Prudential deposited 1,555,683 shares of Common Stock (the "Escrow Shares") with the Escrow Agent. Under the terms of the Escrow Agreement, subject to contractual restrictions to which Prudential was subject contained in one or more underwriting agreements relating to ALC Stock, the Escrow Agent had the power to sell the Escrow Shares under certain circumstances. These Escrow Shares were subsequently sold in the 1993 Equity Offering and the Escrow Agreement terminated in October 1993.

     In August 1992, ALC had agreed with the Banks that it would not issue in excess of 8,000,000 shares of Common Stock prior to the earlier of (a) August 6, 1994 or (b) the date on which the Banks collectively held less than 8,000,000 shares of Common Stock or Common Stock equivalents. As a result of the 1993 Equity Offering, this restriction on ALC terminated. In addition, ALC agreed with Prudential that it would not issue in excess of 8,000,000 shares of Common Stock prior to the earlier of (a) March 31, 1994, or (b) the expiration of the Residual Option. As a result of the 1993 Equity Offering, this restriction on ALC also terminated.

     Also in August 1992, the Banks entered into a Stock Option Agreement (the "Stock Option") and a Residual Stock Option Agreement (the "Residual Option" and, together with the Stock Option, the "Options") with Prudential. By exercise of the Options, Prudential had the ability to acquire all of the shares of Class B Preferred, Class C Preferred and Common Stock owned by the Banks. The Stock Option covered 1,000,000 shares of Common Stock owned by the Banks. As part of the 1993 Equity Offering, Prudential exercised the Stock Option and sold the 1,000,000 shares of Common Stock acquired thereby.

     The Residual Option covered all of the shares of Class B Preferred and Class C Preferred, and all shares of Common Stock (other than the shares covered by the Stock Option), owned by the Banks. The exercise price for the Residual Option was an amount calculated by a formula that equaled the amount of the debt of CTI released by the Banks on August 18, 1992 as adjusted according to a formula. Upon the sale by the Banks of shares of Common Stock in the 1993 Equity Offering, the Residual Option terminated.

TRANSACTIONS WITH GENERAL ELECTRIC AND PRUDENTIAL

     General Electric and Prudential participated in the cash financing as part of the 1990 phase of the Refinancing. As a result, General Electric held a note issued in June 1990 (the "1990 Notes") in the original principal amount of $3.5 million and was issued 1990 Warrants to purchase up to 2,305,105 shares of the Common Stock. In addition, prior to a note exchange offer (the "Note Exchange Offer") pursuant to which ALC and Allnet exchanged 11 7/8% debentures previously issued by ALC (the "Debentures") for note-warrant units (the "Units") consisting of 11 7/8% of Subordinated Notes of Allnet due June 30, 1999 (the "1992 Notes") and warrants to purchase shares of Common Stock (the "1992 Warrants"), General Electric held $23.8 million in principal amount of the outstanding Original Debentures and Replacement Debentures (exclusive of PIK Debentures issued or issuable in respect of certain interest payments due on certain Debentures), which constituted 43% of the total outstanding amount of those Debentures. As a consequence of the Note Exchange Offer, General Electric owns 1,494,845 1992 Warrants. Also as a consequence of the Note Exchange Offer, General Electric owned $31.8 million in principal amount of 1992 Notes (which the Company has been informed were subsequently sold by General Electric).

     General Electric purchased 500,000 shares of Common Stock in the 1992 Equity Offering; the Company has been informed 400,000 shares were subsequently sold in the open-market. General Electric is also deemed to be the beneficial owner of 120,000 shares of Common Stock which are held of record by its investment manager. General Electric sold the 2,305,105 shares of Common Stock issued pursuant to its 1990 Warrants in the 1993 Equity Offering and in subsequent brokerage transactions.

     Pursuant to the 1990 Note Agreement between ALC and General Electric, as amended in August 1992, General Electric also had the right to nominate one person for election to the Board of Directors of ALC. There was no such nominee proposed by General Electric for election at the most recent Annual Meeting of Shareholders and, following its participation in the 1993 Equity Offering, General Electric no longer has equity ownership sufficient to maintain this right. The General Electric 1990 Note was amended and replaced in August 1992. Such amended and restated 1990 Note in the principal amount of $3,908,700 was paid in full as of December 1992.

     Prudential was the holder of a 1990 Note in the original principal amount of $3.0 million which was paid in full as of August 1992. Prudential retained the right to purchase up to 1,975,804 shares of Common Stock pursuant to warrants for same. These warrants were exercised and the related shares were sold in the 1993 Equity Offering.

FINANCIAL SERVICES

     Richard D. Irwin has been a director of CTGI since June 1986 and is President of Grumman Hill. See also "Compensation Committee Interlocks and Insider Participation."

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     As of January 1994, Mr. Irwin, Mr. Faherty (as general partner of a family-owned partnership), Mr. Uhl, Mr. Zrno and Mr. Moses own $533,000, $600,000, $200,000, $100,000 and $100,000, respectively, in principal amount of
1993 Notes which they acquired either in the 1993 Note Offering or in open-market transactions.

                              GENERAL INFORMATION

     A majority of the voting power represented by the ALC Stock (with not less than thirty-three and one-third percent of the Common Stock) outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting with respect to those matters to be voted on by the shareholders. If a quorum is not present, the holders of a majority of the voting power represented by the ALC Stock represented at the Annual Meeting may adjourn the Annual Meeting with respect to those matters to be voted on for which there is no quorum from time to time without further notice to shareholders until a quorum can be obtained. For quorum purposes, the total votes received, including abstentions and broker votes, are counted in determining the number of shares at the meeting. Abstentions will be treated as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, and a broker non-vote will have no effect on the vote.

     All shares of ALC Stock represented by any proxy in the accompanying form which is completed as directed on the accompanying proxy or in any other manner reasonably satisfactory to the Company and is received by the Company in time to permit voting, are herein called a "management proxy" and will be voted as directed on such proxy and, in the absence of such directive, will be voted (1) FOR the election of directors of the Company of the persons nominated by the ALC Board of Directors and (2) FOR the approval of the ALC Communications Corporation 1994 Non-Employee Director Stock Option Plan. All management proxies grant authority: (a) to adjourn the Annual Meeting until a quorum can be obtained or for any other reason deemed desirable by Management; (b) to set the time at which any subsequent Annual Meeting may be held; and (c) to vote on all issues which may properly come before any Annual Meeting in accordance with the directions of a majority of the incumbent members of the ALC Board of Directors. However, the proxies cannot be voted for more than six nominees for directors.

     The Board of Directors as of February 10, 1994 has appointed the accounting firm of Ernst & Young as independent accountants to audit the financial statements of the Company and its consolidated subsidiaries for calendar year 1994. Representatives of Ernst & Young are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

     The Company's 1993 Annual Report has been mailed with this Notice and Proxy Statement or previously delivered to shareholders and does not form a part of the material for the solicitation of proxies. If upon receipt of your proxy material, you have not received the Annual Report, please write to Shareholder Relations, ALC Communications Corporation, at the address listed below, and a copy will be promptly forwarded to you.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 may be obtained without charge by sending a written request addressed to Shareholder Relations, ALC Communications Corporation, at the address listed below.

     In order for a proposal by any shareholder to be included in the 1995 Proxy Statement and proxy to be issued in connection with the 1995 Annual Meeting of Shareholders, the shareholder's proposal must be delivered in writing to the Company's Secretary at 30300 Telegraph Road, Suite 350, Bingham Farms, Michigan, 48025 not later than December 13, 1994. In addition, any such proposal must also satisfy the conditions established by the Securities and Exchange Commission as necessary to entitle such proposal to be included in the Company's Proxy Statement and form of proxy. Shareholders will be notified in a timely manner if the date of the 1995 Annual Meeting is advanced by more than 30 days or delayed by more than 90 days from May 11, 1995 and will also be provided with a new deadline for the submission of proposals.

                                        By Order of the Board of Directors


                                     /s/CONNIE R. GALE
                                    --------------------
                                        Connie R. Gale
                                          Secretary

Dated: April 12, 1994

                                                                      APPENDIX A

                         ALC COMMUNICATIONS CORPORATION

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE I.
                        PURPOSE AND ADOPTION OF THE PLAN

     1.01 PURPOSE. The purpose of the ALC Communications Corporation Non-Employee Director Stock Option Plan is to attract and retain the services of experienced and knowledgeable independent directors of ALC Communications Corporation (the "Company") and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its stockholders.

     1.02 ADOPTION AND TERM. The Plan has been approved by the Board and is effective as of February 10, 1994 subject to approval of the Company's stockholders on or before February 9, 1995, and will remain in effect until all shares authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board.

                                  ARTICLE II.

                                  DEFINITIONS

     2.01 BENEFICIARY means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Non-Employee Director under the Plan and Option Agreement upon the Non-Employee Director's death; or (b) an individual, who by designation of the Non-Employee Director, succeeds to the rights and obligations of the Non-Employee Director under the Plan and Option Agreement upon the Non-Employee Director's death.

     2.02  BOARD means the Board of Directors of the Company.

     2.03 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

     2.04  COMPANY means ALC Communications Corporation, a Delaware corporation.

     2.05 COMPANY COMMON STOCK means the Common Stock of the Company, par value $0.01.

     2.06 DATE OF GRANT means the date of the Annual Meeting of stockholders of the Company on which an Option is granted as provided in Section 5.01.

     2.07  DIRECTOR means a member of the Board of Directors of the Company.

     2.08  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.09 EXPIRATION DATE means the date specified in an Option Agreement as the expiration date of such Award.

     2.10 FAIR MARKET VALUE means, on any given date, the average of the highest and lowest selling price for the Company Common Stock on the American Stock Exchange as reported in The Wall Street Journal, or, if there were no sales on such date, the average of the highest and lowest selling price for the most recent date upon which a sale was reported.

     2.11 NON-EMPLOYEE DIRECTOR means a Director who is not an employee of the Company or a Subsidiary.

     2.12 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option as described in Section 422 of the Code.

     2.13 OPTION means a Non-Qualified Stock Option granted at any time under the Plan.

     2.14 OPTION AGREEMENT means a written agreement between the Company and the optionholder evidencing the grant of an Option and setting forth the terms and conditions of the Option.

     2.15 PLAN means the ALC Communications Corporation 1994 Non-Employee Director Stock Option Plan, as described herein and as it may be amended from time to time.

     2.16 PURCHASE PRICE, with respect to options, shall have the meaning set forth in Section 5.02.

     2.17 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.

     2.18 SUBSIDIARY shall have the meaning set forth in Section 424(f) of the Code.

                                  ARTICLE III.

               COMPANY COMMON STOCK ISSUABLE PURSUANT TO THE PLAN

     3.01 SHARES ISSUABLE. Shares to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. Except as provided in Section 3.03, the Options granted under the Plan shall be limited so that all shares which shall be issued upon the exercise of outstanding Options granted under the Plan shall never exceed 100,000 shares of Company Common Stock.

     3.02 SHARES SUBJECT TO TERMINATED OPTIONS. In the event that any Option at any time granted under the Plan shall be surrendered to the Company, be terminated or expire before it shall have been fully exercised, then all shares formerly subject to such Option as to which such Option shall not have been exercised shall be available for any Option subsequently granted in accordance with the Plan.

     3.03  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

          (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Options, the Purchase Price for such shares, and the number and kind of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Board shall have the power to determine the amount of the adjustment to be made in each case.

          (b) SALE OR REORGANIZATION. After any reorganization, merger or consolidation in which the Company is a surviving corporation, each Non-Employee Director shall, at no additional cost, be entitled upon exercise of an Option to receive (subject to any required action by stockholders), in lieu of the number of shares of Company Common Stock receivable or exercisable pursuant to such Option, a number and class of shares of stock or other securities to which such Non-Employee Director would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Non-Employee Director had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Option. Comparable rights shall accrue to each Non-Employee Director in the event of successive reorganizations, mergers or consolidations of the character described above.

                                  ARTICLE IV.

                                 PARTICIPATION

     ELIGIBLE INDIVIDUALS. All Non-Employee Directors of the Company shall be eligible to receive Options under the Plan.

                                   ARTICLE V.

                                 OPTION AWARDS

     5.01 GRANT OF OPTIONS. Beginning with the first Annual Meeting of stockholders of the Company which is subsequent to the date the Plan is adopted by the Board and continuing while the Plan remains in effect and a sufficient number of shares are available under the Plan, each year on the date of the Annual Meeting, there shall automatically be granted to each Non-Employee Director who has served as a Director for at least one year, and who has been elected to serve on the Board after the Annual Meeting, a Non-Qualified Stock Option to purchase 5,000 shares of Company Common Stock. Each Option granted hereunder shall be evidenced by an Option Agreement, and shall be in addition to, and not in lieu of, the Non-Employee Director's annual retainer fee, meeting and committee fees, and any other compensation payable to each Non-Employee Director as a result of his or her service on the Board.

     5.02 PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Company Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be the Fair Market Value on the Date of Grant.

     5.03 VESTING OF OPTIONS. No Option may be exercised prior to one year from the Date of Grant. Each Option granted pursuant to paragraph 5.01 above shall become exercisable with respect to 1,250 shares one year from the Date of Grant, and with respect to an additional 1,250 shares on the second, third and fourth anniversaries of the Date of Grant.

     5.04 DURATION OF OPTIONS. Options granted under the Plan shall terminate after the first to occur of the following events:

          (a) Ten years from the Date of Grant.

          (b) Three months after the Optionee ceases to be a Director, except in the case of death, as described in (c) below.

          (c) In the event of the death of a Non-Employee Director while a Director, the right to exercise all unexpired Options shall be accelerated and shall accrue as of the date of death, and the Non-Employee Director's Options may be exercised by his Beneficiary at any time within one year after the date of the Non-Employee Director's death. In the event of the death of a Non-Employee Director within the ninety day period after he or she ceases to be a Director, the Non-Employee Director's Beneficiary may exercise his or her Options, to the extent exercisable on the date of death, within one year after the date of the Non-Employee Director's death.

     5.05 EXERCISE PROCEDURES. Each Option granted under the Plan may be exercised by written notice to the Company which must be received by the Secretary of the Company on or before the Expiration Date of the Option. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Non-Employee Director on the date of exercise.

     5.06 RIGHTS AS A STOCKHOLDER. The Non-Employee Director or any transferee of an Option pursuant to Section 5.04(c) or Section 5.09 shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option until the Non-Employee Director or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Non-Employee Director or a transferee of the Option shall have become the holder of record of any such shares covered by the Option.

     5.07 PLAN PROVISIONS CONTROL OPTION TERMS. The terms of the Plan shall govern all Options granted under the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan as constituted on the Date of Grant of such Option shall control. Except as provided in Section 3.03, (i) the terms of any Option granted under the Plan may not be changed after the granting of such Option without the express approval of the

Non-Employee Director and (ii) no modification may be made to an Option granted under the Plan except in compliance with Rule 16b-3.

     5.08 TAXES. The Company shall be entitled, if the Company deems it necessary or desirable, to withhold (or secure payment from the Non-Employee Director in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any shares issuable upon exercise of an Option, and the Company may defer issuance of the stock upon exercise unless indemnified to its satisfaction against any liability for such tax.

     5.09 LIMITATIONS ON TRANSFER. A Non-Employee Director's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a "Qualified Domestic Relations Order"). During the lifetime of a Non-Employee Director, only the Non-Employee Director personally (or the Non-Employee Director's personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Non-Employee Director's rights under the Plan. The Non-Employee Director's Beneficiary may exercise a Non-Employee Director's rights to the extent they are exercisable under the Plan following the death of the Non-Employee Director.

                                  ARTICLE VI.

                               GENERAL PROVISIONS

     6.01  AMENDMENT AND TERMINATION OF PLAN.

          (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the provisions set forth in the Plan regarding the amount, price or timing of Option grants to Non-Employee Directors may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Further, the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 or the Code, unless such compliance, if discretionary, is no longer desired. No termination or amendment of the Plan may, without the consent of the Non-Employee Director to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the Company's bylaws.

          (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option to the same extent such award would have been exercisable if the Plan had not been terminated.

     6.02 NO RIGHT TO CONTINUE AS DIRECTOR. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained as a Director, or to limit in any way the right of the stockholders of the Company to remove such person as a Director.

     6.03 COMPLIANCE WITH RULE 16B-3. It is intended that the Plan be established and operated so as to qualify for the exemption from Section 16 of the Exchange Act available under Rule 16b-3, and so that the Non-Employee Director receiving Options hereunder will qualify as "disinterested" under Rule 16b-3 for purposes of administering other stock option plans of the Company. If any provision of the Plan would cause the Non-Employee Directors not to so qualify, or would not comply with Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3 and to allow the Non-Employee Directors to so qualify, as determined by the Board. The Board is authorized to amend the Plan and to make any such modifications to Option Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

     6.04 SECURITIES LAW RESTRICTIONS. The shares of Company Common Stock issuable pursuant to the terms of any Options granted under the Plan may not be issued by the Company without registration or qualification of such shares under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Company Common Stock upon exercise of an Option unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Company in its sole discretion. The Company may require any person who is granted an award hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Option for investment, and not with the view toward distribution.

     6.05 CAPTIONS. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     6.06 SEVERABILITY. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

     6.07 CHOICE OF LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Michigan and construed in accordance therewith, to the extent not preempted by the laws of the United States.

- --------------------------------------------------------------------------------

        [LOGO]

        30300 TELEGRAPH ROAD, BINGHAM FARMS, MICHIGAN 48025

                                     PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                       OF ALC COMMUNICATIONS CORPORATION

        The undersigned hereby appoints each of Richard D. Irwin and Richard J. Uhl as Proxies, with power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below all the shares of Common Stock held on record by the undersigned on March 16, 1994, at the Annual Meeting of Shareholders to be held on May 12, 1994 or any adjournment thereof.

                            (Continued and to be signed on reverse side)
- --------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSAL TO APPROVE THE ALC COMMUNICATIONS CORPORATION 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

      1. ELECTION OF DIRECTORS:                                                             2. PROPOSAL TO APPROVE ALC
                                                                                            COMMUNICATIONS CORPORATION
                                                                                            1994 NON-EMPLOYEE DIRECTOR STOCK
                                                                                            OPTION PLAN
           John M. Zrno, Richard D. Irwin,     INSTRUCTION: To withhold authority to vote
        Marvin C. Moses, William H. Oberlin,   for any individual nominee strike a line
         Richard J. Uhl, Michael E. Faherty    through the nominee's name below.
         nominated by the Board of Directors   John M. Zrno, Richard D. Irwin, Marvin C.
                                               Moses, William H. Oberlin, Richard J. Uhl,
                                               Michael E. Faherty
          FOR              AGAINST                                                               FOR     AGAINST      ABSTAIN

           0                  0                                                                  0          0           0

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:  ____________________________________________________ , 1994

___________________________________________________________________
Signature

___________________________________________________________________
Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.